Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 2–97014, 333–42276, 33–62944, 333–10987, 333–53695, 333–53715, 333–87771, 333–87775, 333–87803, 333–48998, 333–49106, and 333–91693 on Forms S-8 and 333-73157 on Form S-3 of Louisiana-Pacific Corporation of our report dated January 30, 2002, appearing in this Annual Report on Form 10–K of Louisiana-Pacific Corporation for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Portland, Oregon
March 13, 2002